September 22, 2000

ePHONE Telecom, Inc.
Suite 100
1145 Herndon Parkway
Herndon, Virginia  20170

Ladies and Gentlemen:

               Reference is made to the Registration Statement on Form SB-2 (File No. 333-43368) ("Registration Statement") of ePHONE Telecom, Inc., a Florida corporation ("ePHONE), with respect to 1,000,000 shares of $0.001 par value common stock of ePHONE ("ePHONE Common Stock") which are to be offered for resale by certain security holders of ePHONE (the "Selling Stockholders") who acquired shares of ePHONE Common Stock or options or warrants to acquires shares of ePHONE Common Stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended.

                  We have been requested to furnish an opinion to be included as
Exhibit 5 to the Registration Statement. In connection with rendering the opinions set forth in this letter, we have examined such corporate records of ePHONE and have made such investigation of matters of fact and law and examined such other documents as we deem necessary for rendering the opinions hereinafter expressed.

         The   opinions   set  forth   herein  are  subject  to  the   following
qualifications, which are in addition to any other qualifications contained herein:

         A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

         B. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

         C. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of ePHONE or of the shareholders of ePHONE that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

         D. We have assumed without verification the accuracy and completeness of all corporate records made available to us by ePHONE.

         E. We express no opinion as to the effect or application of any laws or regulations other than the Florida Business Corporation Act as in effect on this date. As to matters governed by the law specified in the foregoing sentence, we have relied exclusively on the latest standard compilation of such statute as reproduced in commonly accepted unofficial publications available to us. We note that we are not members of the bar of the State of Florida.

         Based upon such examination and investigation and upon the assumption that there will be no material changes in the documents we examined and the matters investigated, we are of the opinion that the shares of ePHONE Common Stock included in the Registration Statement have been duly authorized by ePHONE and that the shares of ePHONE Common Stock that are currently outstanding are, and that shares of ePHONE Common Stock, when issued upon the exercise of stock options or warrants in accordance with their terms, for the legal consideration of not less than $0.001 per share will be, validly issued, fully paid and nonassessable.
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         This letter does not  address  any matters  other than those  expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        /s/ Arnold & Porter
                                                        ----------------------
                                                        ARNOLD & PORTER